SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On June 30, 2004, the Registrant dismissed its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and appointed Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC (“MJ”) as its new independent registered public accounting firm. This determination followed the Registrant’s decision to seek proposals from independent accountants to audit the Registrant’s financial statements for the fiscal year ending December 31, 2004. The decision not to renew the engagement of PwC and to retain MJ was approved by the Audit Committee. PwC’s report on the Registrant’s 2003 financial statements dated February 27, 2004, was issued in conjunction with the filing of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

During the Registrant’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through June 30, 2004, there were no disagreements between the Registrant and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such fiscal years.

The audit reports of PwC on the consolidated financial statements of the Registrant and subsidiary for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Registrant’s two most recent fiscal years ended December 31, 2003 and through June 30, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 6, 2004, is filed as Exhibit 16.1 to this Form 8-K.

During the Registrant’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through June 30, 2004, the Registrant did not consult with MJ regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit

16.1	Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2004	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Elam P. Holley, Jr.
	Name:	Elam P. Holley, Jr.
	Title:	President and Chief Executive Officer